                                                                     EXHIBIT 1.1

                                                          Draft Dated 6/5/00
                         SUNRISE TELECOM INCORPORATED

                              4,000,000  Shares/1/


                                 Common Stock


                            UNDERWRITING AGREEMENT


                                                                  __, 2000


CHASE SECURITIES INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC., as representatives
of the several Underwriters named in Schedule I hereto
 c/o Chase Securities Inc.
 One Bush Street
 San Francisco, California  94104

Ladies and Gentlemen:

     Sunrise Telecom Incorporated, a Delaware corporation (herein called the "Company"), proposes to issue and sell 3,800,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (herein collectively called the "Selling Securityholders") propose to sell an aggregate of 200,000 shares of Common Stock of the Company (said 4,000,000 shares of Common Stock being herein called the "Underwritten Stock"). The Selling Securityholders propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 600,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders, including Paul K.C. Chang, Paul A. Marshall and Robert C. Pfeiffer (collectively, the "Founders"), severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.


_________________________

     /1/   Plus an option to purchase from the Selling Securityholders up to
600,000 additional shares to cover over-allotments.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-32070), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission (herein called "Rule 430A")) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2.  Representations and Warranties of the Company and the Founders

     (a) Each of the Company and the Founders hereby represents and warrants as follows:

         (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (herein called a "Material Adverse Effect").

          (iii) All of the outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any Material Adverse Effect, in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (v) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined), as the case may be, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and the Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (v) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Prospectus.

          (vi) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance or sale of the Stock or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that prevents the issuance of the Stock, prevents or suspends the sale of the Stock in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request from any securities authority or agency of any jurisdiction for additional information has been complied with in the all material respects.

          (vii) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Stock is duly and validly authorized, is (or in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and non-assessable; and no preemptive, co-sale, registration right, right of first refusal or other similar rights of stockholders exists with respect to any of the Stock or the issue and sale thereof. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated hereby. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company, except as disclosed in the Prospectus.

          (viii) The information set forth under the heading "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Stock conforms to the legal requirements of the State of Delaware.

          (ix) The financial statements of the Company and Sunrise Telecom Pro.Tel Division S.r.l. ("Pro.Tel"), together with the related notes as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of each of the Company and its subsidiaries on a consolidated basis and of Pro.Tel, in each case, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial data set forth in the Prospectus under the headings "Summary -- Summary Consolidated Financial Information," "Capitalization," "Selected Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Condensed Financial Statements" present fairly the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries on a consolidated basis included in the Prospectus.

          (x) KPMG LLP and KPMG S.p.A., each of whom have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (xi) There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, any of its subsidiaries and the Founders, threatened against the Company or any of their respective directors, officers or properties before any court or administrative agency or otherwise, which if determined adversely to the Company could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The contracts so described in the Registration Statement and the Prospectus and the Master Agreement dated as of January 7, 2000 for the Purchase of Products Between SBC Operations, Inc. and Sunrise Telecom Incorporated are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor, to the best of the Company's, any of its subsidiaries' or the Founders' knowledge, any other party, is in breach of or default under any of such contracts where such breach of default, either singly or in the aggregate, would have a Material Adverse Effect.

          (xii) Each of the Company and its subsidiaries has good and marketable title to all of the properties and assets as described in the Registration Statement or as reflected in the financial statements filed with the Commission as part of the Registration Statement as being owned by them, free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or as described in the Registration Statement. All leases to which the Company and any of its subsidiaries are a party are valid and binding obligations of the Company and any of its subsidiaries, respectively, and no default by the Company or any of its subsidiaries has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which they are a party as lessee.

          (xiii) Each of the Company and Pro.Tel has timely filed all federal, state, local and foreign income tax returns, as the case may be, which have been required to be filed and have paid all taxes required by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except where the failure to file such returns and pay such taxes would not result, either individually or in the aggregate, in a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company and Pro.Tel that are included in the Registration Statement have been adequately accounted for or described in such financial statements. The Company has made adequate charges, accruals and reserves in the financial statements of the Company and its subsidiaries on a consolidated basis included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (xiv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Stock as provided herein and the power to effect the "Use of Proceeds" as described in the Prospectus.

          (xv) This Agreement has been duly authorized, executed and delivered by the Company and has been executed and delivered by the Selling Securityholders and is a valid and binding agreement of the Company and, to the Company's knowledge, the Selling Securityholders, enforceable against them in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (xvi) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both will be, (A) in violation of its certificate of incorporation or bylaws or equivalent organizational documents, (B) in default under an agreement, mortgage, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or subject or (C) in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clause (B) and (C), any default or violation that could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or adversely affect the sale of the Stock pursuant hereto.

          (xvii) None of (A) the execution, delivery or performance by the Company of this Agreement, (B) the issuance or sale of the Stock and (C) the consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to (1) the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound or subject, (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or
     (4) any judgment, order or decree of any court of governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (2),
     (3) and (4) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not result, either individually or in the aggregate, in a Material Adverse Effect or which are disclosed in the Prospectus.

          (xviii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Selling Securityholders of this Agreement and the consummation of the transactions hereby contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the "NASD") or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

          (xix) The Company and its subsidiaries are operating in compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances or court decrees applicable to its businesses and operations, except where any such non-compliance would not result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any such statutes, laws, regulations, ordinances or decrees, except for such violations as in the aggregate would not result in any Material Adverse Effect. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent. No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the best of the Company's, any of its subsidiaries' and the Founders' knowledge, no such agreement is imminent except to the extent disclosed in the Prospectus. There are no hazardous or toxic substances or wastes, and no pollutants or contaminants, that are present at any location in conditions or under circumstances that would result in liability to the Company or any of its subsidiaries, or that would result in the Company or any of its subsidiaries incurring costs, or that would otherwise affect the results of the business or operations of the Company or any of its subsidiaries, in a way that might be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

          (xx) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company has any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretation thereunder (herein called the "Code"); and each "pension plan" for which the Company has any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

          (xxi) The Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities and third parties that are necessary to the conduct of its businesses and as contemplated by the Prospectus.

          (xxii) Except where the failure to do so would not result in a Material Adverse Effect, the Company and its subsidiaries own, possess or have the right to use all issued and pending patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable designs, software and other computer programs, computer codes, proprietary or confidential information, software, systems or procedures), trademarks, copyrights and trade names, technical data and other information (herein collectively called "Intellectual Property") that are necessary to conduct its business as described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with any rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with any rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is aware of the granting of any patent rights to third parties or the filing of any patent applications by third parties or any other rights of third parties to any Intellectual Property owned by the Company and its subsidiaries, the violation of which could result in a Material Adverse Effect.

          (xxiii) The Company is not and, after giving effect to the offering and sales of the Stock and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xxiv) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to policies covering real and personal property owned or leased by the Company and any of its subsidiaries against theft, damage, destruction and acts of vandalism.

          (xxv) The statements in the Prospectus under the heading "Certain Transactions" set forth all existing agreements, arrangements, understandings or transactions or proposed agreements, arrangements, understandings or transactions between or among the Company or any of its subsidiaries, on the one hand, and any officer, director or stockholder of the Company or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder pursuant to the Securities Act and the rules and regulations of the Commission thereunder.

          (xxvi) Neither the Company nor any of its subsidiaries has at any time since its inception (A) made any unlawful contribution to any candidate for foreign office, failed to disclose fully any contribution in violation of applicable law or violated the Foreign Corrupt Practices Act of 1977, as amended, or (B) made any payment to any federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (xxvii)   Neither the Company nor any of its subsidiaries nor the
     Founders has distributed and will not distribute prior to the later of (A) the Closing Date or the Option Closing Date, as the case may be, and (B) the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

          (xxviii) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.

          (xxix) The minute books of the Company have been made available to the Representatives and their counsel and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, since the date of its incorporation in the State of California, and reflect all transactions referred to in such minutes accurately.

          (xxx) There are no agreements between the Company and any former officer of the Company relating to the payment of severance or other compensation.

          (xxxi) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (xxxii)   The Stock to be sold by the Selling Securityholders and the
     Company has been authorized for listing by the Nasdaq National Market upon official notice of issuance; and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing.

          (xxxiii) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Stock.

     (b) Each of the Selling Securityholders hereby represents and warrants as follows:

          (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of American Securities Transfer & Trust, Inc., as Custodian (herein called the "Custodian"), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

          (iii) Such Selling Securityholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Securityholder and the consummation by such Selling Securityholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of the provisions of the constituent documents of such Selling Securityholder, if any, or any of the terms or provisions of which such Selling Securityholder is a party or by which such Selling Securityholder is bound or to which any of the property or assets of such Selling Securityholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Securityholder or the property or assets of such Selling Securityholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Stocks by the Underwriters, to such Selling Stockholder's knowledge, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Securityholder and the consummation by such Selling Securityholder of the transactions contemplated hereby.

          (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder and is a valid and binding agreement of such Selling Securityholder, enforceable in accordance with its terms against such Selling Securityholder except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (v) Such Selling Securityholder has not distributed and will not distribute prior to the later of (a) the Closing Date or the Option Closing Date, as the case may be, and (b) completion of the distribution of the Stock, any offering documents or related material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

          (vi) The information in the Prospectus, including under the heading "Principal and Selling Stockholders," which specifically relates to such Selling Securityholder does not, and will not on the Closing Date or on the Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (vii) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

     3.   Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,800,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.
If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Selling Securityholders grant an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 shares in the aggregate of the Option Stock from the Selling Securityholders at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.    Offering by Underwriters.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the fifth, tenth and thirteenth paragraphs under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     (c) With respect to the offer, sale or delivery of the Stock in the United Kingdom, the Underwriters represent and agree that (i) they have not offered or sold and will not offer to sell any Stock to any person in the United Kingdom prior to the expiration of the period of six months from the issue date of the Stock, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 as amended, (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Stock, from or otherwise involving the United Kingdom and (iii) they have only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by them in connection with the issuance of the Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     (d) With respect to the offer, sale or delivery of the Stock outside the United Kingdom, the Underwriters represent and agree that they have complied and will comply with all applicable laws and regulations in connection with the offer, sale or delivery of the Stock and related offering materials in any jurisdiction in which they, or their affiliates, make any offer, sale or delivery of the Stock.

     5.    Delivery of and Payment for the Stock.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Orrick, Herrington & Sutcliffe LLP, San Francisco, California, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Orrick, Herrington & Sutcliffe LLP, San Francisco, California, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option. The date and hour of such delivery and payment are herein called the "Option Closing Date."

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks in same day funds or, if you so elect, by wire transfer of immediately available funds to an account specified in writing by the Company or the Custodian, as the case may be. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase. If you so elect, delivery of the Stock may be made through fast transfer to the accounts at The Depository Trust Company designated by you.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter.
Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Securityholders. Each of the Company and the Selling Securityholders respectively covenants and agrees as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act and the rules and regulations of the Commission thereunder.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement contained in the Prospectus in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, not misleading, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company and the Selling Securityholders jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to
(i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholders.

     (j) The Company and the Selling Securityholders jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the

Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

     (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

     (l) The Company hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

     (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (n) The Company will comply with the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act") and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Stock as contemplated by this Agreement and the Prospectus.

     (o) The Company is familiar with the Investment Company Act of 1940, as amended, (herein called the "Investment Company Act") and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

     (p) The Company shall apply the net proceeds of its sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

     (q) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, registrar (which may be the same entity as the transfer agent) for its Common Stock.

     7.  Indemnification and Contribution.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the

Company with paragraph (c) of Section 6 hereof, and (3) each Selling Securityholder (other than the Founders) shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (a) and
(b) of Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by such Selling Securityholder to the Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York state authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

     (b) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

     (c) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Simpson Thacher & Bartlett, counsel for the Underwriters.

     (d) You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company and the Selling Securityholders, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, from Thelen Reid & Priest LLP, intellectual property counsel for the Company, an opinion dated the Closing Date and covering the matters set forth in Annex B hereto, from Townsend and Townsend and Crew LLP, patent counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date and covering the matters set forth in Annex C hereto, from the general counsel of the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex D hereto, and from Barozzi Disertori Manzato & Fabrizi, counsel to Sunrise Telecom Pro.Tel Division S.r.l. and dated the Closing Date, covering the matters set forth in Annex E hereto; and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

     (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Effect whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company and the Selling Securityholders herein are true and correct in all material respects as of the Closing Date and the Option Closing Date, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed with such offering

     (f) You shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (viii) of paragraph (e) of this Section 9 are true and correct.

     (g) You shall have received from KPMG LLP letters addressed to the Underwriters and dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in each case, in form and substance satisfactory to the Underwriters (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder; (ii) containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to financial statements and certain information of the Company and its subsidiaries contained in the Registration Statement and the Prospectus; (iii) with respect to the letters delivered on the Closing Date or the Option Closing Date, as the case may be, based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be, (A) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date and the Option Closing Date, as the case may be, and (B) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information; and (iv) address other matters agreed upon by KPMG LLP and you. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (i) Prior to the Closing Date, the Stock to be issued and sold by the Company, including all Selling Securityholders, shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (j) On or prior to the Closing Date, you shall have received from all directors and officers and beneficial holders of more than 1% of the oustanding shares of common stock and any options or similar rights to purchase common stock, stockholders agreements, in the form of Annex F attached hereto, which shall be reasonably satisfactory to Chase Securities Inc.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Simpson Thacher & Bartlett, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the

Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017,
Attention: Gary L. Sellers, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 22 Great Oaks Boulevard, San Jose, California 95119 , Attention: Peter L. Eidelman, with a copy to Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California, 94111, Attention: John F. Seegal; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Orrick, Herrington & Sutcliffe LLP, at Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California, 94111, Attention: John F. Seegal. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    SUNRISE TELECOM INCORPORATED


                                    By ___________________________
                                       Name:
                                       Title:


                                    SELLING SECURITYHOLDERS:



                                    By __________________________
                                         Attorney-in-Fact



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.


By __________________________
     Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                  SCHEDULE I

                                 UNDERWRITERS



Underwriters                                    Number of Shares to be Purchased
------------                                    --------------------------------

Chase Securities Inc..........................
CIBC World Markets Corp.......................
U.S. Bancorp Piper Jaffray Inc................


                                                            _____
  Total.......................................
                                                            _____

                                  SCHEDULE II

                            SELLING SECURITYHOLDERS

                              Underwritten Stock
                              ------------------


Name of Selling Securityholders                Number of Shares to be Sold
-------------------------------                ---------------------------
Marshall Family Trust U/T/A dtd. 3/26/91              6,000
Calafia Group                                         15,080
Antao Lin & Cathy Ko Yuen Chang                       15,080
George Butzler                                        15,080
Shao-Hwa Wu                                           15,080
Jack Posnick                                          15,080
Helfrich Family Trust U/T/A dtd. 4/9/82               15,080
Keith Alan Gilmore & Cindy Gilmore                    15,080
Ko-Wen Chang Tam                                      15,080
Marshall Family Trust U/T/A dtd. 3/21/96              1,865
Meng-Shan & Pohwa Chen Lin                            15,080
Robert & Patricia Pfeiffer                            15,080
Stanton Clarke                                        15,080
William & Lori Dougherty                              15,080
Shirley Siegel                                        6,000
                                                      -------

          Total...........................            200,000
                                                      =======

                                 Option Stock
                                 ------------

Paul Ker-Chin Chang                                   250,000
Paul A. Marshall                                      228,240
Robert C. Pfeiffer                                    121,760
                                                      -------

          Total...........................            600,000
                                                      =======

                                    ANNEX A

  Matters to be Covered in the Opinion of Orrick, Herrington & Sutcliffe LLP
            Counsel for the Company and the Selling Securityholders

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus;

     (ii) Based solely on certificates obtained from the Secretary of State of the State of Georgia, Hukk Engineering, Inc. is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole.

     (iii) All of the shares of capital stock of the Company outstanding prior to the issuance of the Stock to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of preemptive rights or, to our knowledge, any other contractual rights to subscribe for or to purchase shares of capital stock of the Company.

     (iv) The Stock to be issued by the Company pursuant to the terms of the Underwriting Agreement are duly authorized and will be, when duly countersigned by the Company's transfer agent and registrar and upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, validly issued, fully paid and nonassessable, and free of any preemptive rights or, to our knowledge, other contractual rights to subscribe for or to purchase such Shares.

     (v) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (vi) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder;

     (vii) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, to such counsel's knowledge, the description of the Company's stock option plan and the options granted and which may be granted thereunder and the options granted otherwise than under such plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plan and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (viii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (ix) the Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold thereunder; and the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (x) based solely upon the representations made by the Selling Security holders in the Underwriting Agreement, which such counsel has no reason to believe are incorrect, the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholders and the Custody Agreement between the Selling Securityholders and American Securities Transfer & Trust, Inc., as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the several Selling Securityholders;

     (xi) the execution and delivery of the Underwriting Agreement and the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, (A) the Certificate of Incorporation or Bylaws of the Company, (B) any agreement, lease, contract, indenture or other instrument or obligation known to such counsel to which the Company or any of its subsidiaries is a party, (C) any applicable federal securities, Delaware Corporation or California law or regulation or (D) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (xii) to such counsel's knowledge, no holders of securities of the Company have rights to the registration of shares of Common Stock, or other securities, if any, because of the filing of the Registration Statement by the Company;

     (xiii) insofar as factual matters with respect to the stock to be sold by the Selling Securityholders are concerned, based solely upon certificates of the Selling Securityholders, the accuracy of which such counsel have no reason to question, good and marketable title to the shares of Stock sold by the Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting

Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

     (xiv) insofar as factual matters with respect to the stock to be sold by the Selling Securityholders are concerned, based solely upon certificates of the Selling Securityholders, the accuracy of which such counsel have no reason to question, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xv) the Company is not, and upon receipt and pending application of the net proceeds from the sale of Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder;

     (xvi) the information in the Prospectus under the headings "Management -- Benefit Plans" and "Description of Capital Stock," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is an accurate summary in all material respects of such matters and conclusions; and the form of certificate evidencing Common Stock and filed as an exhibit to the Registration Statement complies with the Delaware General Corporation Law;

     (xvii) In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that, such counsel has participated in conferences with the underwriters' representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, such counsel advises the underwriters supplementally as a matter of fact and not opinion that nothing has come to such counsel's attention to cause them to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was first filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the Closing Date (or the Option Closing Date), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements and other financial and statistical information contained in the Registration Statement or the Prospectus).

     In addition, such counsel shall state that, with respect to the opinions in numbered paragraphs (viii) and (ix), Simpson Thacher & Bartlett, as counsel for the Underwriters may rely on the opinion of such counsel, for the purpose of rendering its opinion letter to the Underwriters.

__________________________________

     Counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States or of the State of California or the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B

       Matters to be Covered in the Opinion of Thelen Reid & Priest LLP,
                 Intellectual Property Counsel for the Company


                                April ___, 2000


CHASE SECURITIES INC.
BANK OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP., as
representatives of the Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA  94104

          Re:  Sunrise Telecom Incorporated Public Offering of
               Shares of Common Stock
               Registration Statement No. 333-32070
               ------------------------------------

Ladies and Gentlemen:

     Reference is made to that certain Underwriting Agreement ("Underwriting Agreement"), dated ___________, by and among you as representatives of the Several Underwriters (as such term is defined in the Underwriting Agreement), Sunrise Telecom Incorporated, a Delaware corporation (the "Company"), and stockholders of the Company. Pursuant to the Underwriting Agreement, among other things, the Company and the named stockholders each propose to sell a certain number of shares of the Company's common stock to the Underwriters, and the Underwriters propose, in turn, to sell such shares to the public pursuant to a registration statement filed by the Company with and declared effective by the Securities and Exchange Commission. Section 9(d) of the Underwriting Agreement, among other things, requires the Company to furnish to the Underwriters a letter of this firm relating to its representation of the Company in certain intellectual property matters. With the Company's consent and at its instruction, we furnish this letter to you as representatives of the Several Underwriters pursuant to Section 9(d) of the Underwriting Agreement. We have acted as counsel for the Company solely with respect to the matters referred to in this letter. We did not participate in the negotiation or drafting of the Underwriting Agreement, or in the preparation of the above referenced Registration Statement, the prospectus included therein, or any of the agreements relating to the underwritten offering contemplated by such Registration Statement. We have reviewed certain sections of the Registration Statement and the prospectus included therein, as described below, solely for the purpose of rendering this letter, and have not conducted any other investigation, other than as expressly stated herein. Unless otherwise defined herein, all capitalized terms shall have the same meanings as are ascribed thereto in the Underwriting Agreement.

     Our representation of the Company has been limited solely to certain specific intellectual property matters. Furthermore, our representation has been limited to the Company, itself only, and did not include matters for any of the Company's subsidiaries; consequently, we express no opinions or beliefs regarding any matter with respect to any of the Company's subsidiaries. Our representation has included assisting the Company with trademark acquisition as well as trademark and patent enforcement. We have not represented the Company with respect to any other intellectual property matter, including, without limitation, matters relating to copyrights or trade secrets. We are familiar only with those of the Company's patents and trademarks with respect to which we have provided legal advice to the Company as described herein, and the Company's offensive and defensive enforcement efforts with respect to such patents and trademarks. Any statement expressed herein is necessarily limited solely to those areas of the Company's intellectual property with which we are familiar.

     In rendering the advice provided below, we have examined, among other things, the original or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-1, as amended (No. 333-32070), and the prospectus included therein only with respect to information relating to the Company's patents and trademarks set forth under the captions "Intellectual Property Risks" and "Intellectual Property and Proprietary Technology".

     We also have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this letter. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates and statements of public officials and other documents as we have deemed advisable or necessary for the purpose of rendering this letter. As to questions of fact material to our advice and not within our knowledge, we have relied upon representations and warranties of the Company contained in the Underwriting Agreement, and representations and statements of officers of the Company.

     We have also relied on oral advice from the Company's counsel that the Registration Statement we have examined, including the prospectus included therein, was declared effective on __________ and that such Registration Statement and prospectus have not been amended or supplemented since such date.

     In making such examinations and inquiries, we have assumed (i) the genuineness of all signatures, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as copies, (iv) the documents submitted to us represent the most current versions thereof unless otherwise specified, and (v) the authority of all persons signing documents examined by us, and (vi) the identity and capacity of all individuals acting or purporting to act as public officials.

     As used in this letter, the phrase "to our knowledge" or the phrase "known to us" means only actual current knowledge of those attorneys in this firm who have rendered legal services in connection with the representation described in the first and second paragraphs of this opinion letter. Except to the extent expressly set forth herein, we have not undertaken any separate investigation whatsoever to determine the existence or absence of any facts, and any limited inquiry undertaken by us during such representation should not be regarded as such an investigation. No inference as to our knowledge or the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the advice set forth below. In particular, we were not present at and did not participate in any conferences between the Company and its representatives and representatives of the Underwriters at which the contents of the above referenced Registration Statement and the prospectus included therein, were discussed.

     The nature and extent of our engagement by the Company as described above would not necessarily be adequate to bring to our attention all matters which could be deemed material or to enable us to make a valid assessment of the materiality of such matters as were brought to our attention.

     Based upon the foregoing and subject to the qualifications, assumptions, limitations and exceptions set forth herein, we wish to advise you that:

     (1) Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or prospectus, we, only with respect to information contained therein relating to the Company's trademark acquisition or trademark and patent information set forth under the caption "Intellectual Property Risks" and "Intellectual Property and Proprietary technology" (A) have no reason to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) have no reason to believe that the prospectus, as of its date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no belief with respect to any financial or statistical data included in the Registration Statement or the prospectus included therein.

     (2) The only pending legal or governmental proceedings relating to trademarks or patents for which we have been engaged to render services to the Company are the following:

          (a) In July, 1997, the Company initiated a patent infringement action against a competitor styled as Sunrise Telecom, Inc. v Electrodata, Inc., United States District Court, Case No. C-9720666 RMW. In August, 1999, the Company tried that case to a favorable conclusion. The matter has since been appealed, in a matter identified as Sunrise Telecom, Inc. v Electrodata, Inc., Case No. 00-1017, United States Court of Appeals for the Federal Circuit, Appeal from DCT No. 97-CV20666. That appeal is currently pending.

          (b) The Company has eleven trademark applications pending with the U.S. Patent and Trademark Office and eight pending foreign trademark applications at varying stages of prosecution. Four of the pending applications were initially opposed by a third party, however the Company and third party have effectuated a settlement of all issues regarding the aforementioned pending applications.

     (3) As of the date of this letter the Company has not informed us, and we are not otherwise aware, of any notice to the Company of infringement or other violation of any trademark or patent right of a third party.

     We express no opinion or belief (i) as to how the Company's patents or trademarks affect the business now being or proposed to be conducted by the Company, or (ii) as to whether the Company has or does not have patents or trademarks necessary to conduct the business it is now conducting or any business that it proposes to conduct, or (iii) concerning the ultimate outcome of any of the matters or proceedings described above with respect to which we are representing the Company.

     The statements set forth above are limited to solely to the federal laws of the United States of America and the laws of the State of California.

     This letter is solely for the benefit of the addresses hereof and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or applied to or relied upon by any governmental agency or other person without the written consent of this firm. This letter is as of the date hereof. We specifically disclaim any responsibility to update or supplement this letter to reflect any facts which may hereafter come to our attention or any changes in statutes or regulations or court decisions which may hereafter occur.

                                    Very truly yours,


                                    THELEN REID & PRIEST LLP

                                    ANNEX C

  Matters to be Covered in the Opinion of Townsend and Townsend and Crew LLP
                        Patent Counsel for the Company



                                   [To Come]

                                    ANNEX D

    Matters to be Covered in the Opinion of General Counsel of the Company

     Such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives and Underwriters' counsel at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or Prospectus, nothing has come to the attention of such counsel which caused such counsel to believe that the Registration Statement (other than the financial statements including supporting schedules and financial statements derived therefrom, as to which such counsel need express no opinion), at the Effective Date and at all times subsequent thereto up to and on the Closing Date and on the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as aforesaid) at the Closing Date and at the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ANNEX E

              Matters to be Covered in the Opinion of __________
              Counsel to Sunrise Telecom Pro.Tel Division S.r.l.

1.   General

     We act as Italian counsel to Sunrise Telecom Pro.Tel Division S.r.l. (herein called "Pro.Tel")

     We have been asked to provide this legal opinion regarding the duly incorporation and the legal existence and good standing under the Italian law of each of the Companies.

2.   Documents

     For the purposes of this legal opinion, we have examined the following documents:

     (i)   the Articles of Incorporation and the By-Laws of Pro.Tel;

     (ii)  the corporate books and records of Pro.Tel;

     (iii) the certificates of good standing ("visura camarale") of Pro.Tel;

     (iv) such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

3.   Assumptions

     For the purposes of this opinion, we have assumed that the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

4.   Opinion

     Subject to, and based on, the foregoing paragraphs of this letter, we are of the opinion that, under Italian law, as in force and construed at the date hereof:

          c. Pro.Tel is an Italian joint stock company, duly incorporated, validly existing and in good standing under the laws of Italy; and

          d. Pro.Tel has the corporate power and authority to carry on the business described in its Article of Incorporation.

5.   Qualifications and Limitations

     The opinion contained herein is subject to the following qualifications and limitations.

          a. No opinion is expressed as to the laws of any jurisdictions other than Italy;

          b. this opinion speaks as of its date, is subject to applicable insolvency, bankruptcy, moratorium or other similar laws affecting creditors rights in general;

          c. this opinion has been delivered solely for your benefit. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                    ANNEX F

                           Form of Lock-Up Agreement



Chase Securities Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
As Representatives of the
 Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, California  94194

Ladies and Gentlemen:

The undersigned is a shareholder of Sunrise Telecom, Inc. (the "Company") and wishes to facilitate the public offering (the "Offering") of common stock of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission on or about March 3, 2000.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc., for a period of 180 days from the effective date of the Registration Statement.

Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock (i) either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to Chase Securities Inc., pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein,
(iii) to the Underwriters pursuant to the Underwriting Agreement, (iv) in connection with the reincoproration of the Company in the State of Delaware or
(v) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother, or sister of the transferor.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933, as amended, such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Comon Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                    Very truly yours,

Dated:                              __________________________
                                    Signature


                                    __________________________
                                    Printed Name and Title